Exhibit 10.45

MERCURY INTERACTIVE CORPORATION

as Issuer

AND

U.S. BANK NATIONAL ASSOCIATION

as Trustee

First Supplemental Indenture

Dated as of October 26, 2005

4.75% Convertible Subordinated Notes due 2007

FIRST SUPPLEMENTAL INDENTURE, dated as of October 26, 2005 (the “First Supplemental Indenture”) between MERCURY INTERACTIVE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, as Issuer (herein called the “Company”), having its principal office at 379 North Whisman Road, Mountain View, California 94043, and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS the Company and State Street Bank and Trust Company of California, N.A., predecessor of the Trustee, have heretofore executed and delivered an Indenture dated as of July 3, 2000 (the “Indenture”) providing for the issuance from time to time of its 4.75% Convertible Subordinated Notes due 2007 (each a “Security” and collectively, the “Securities”).

WHEREAS Section 8.2 of the Indenture provides that, with the written consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental to the Indenture for purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Securities under the Indenture, subject to certain exceptions.

WHEREAS the Company has obtained the written consent of the Holders of not less than a majority in principal amount of the Outstanding Securities to the amendments to the Indenture as set forth in this First Supplemental Indenture.

WHEREAS all things necessary to make this First Supplemental Indenture a valid agreement of the Company, and a valid supplement to the Indenture, have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE

WITNESSETH:

For and in consideration of the premises, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:

SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2. Partial Waiver. Any past Default or Event of Default arising from the Company’s failure to comply with Section 15.5 of the Indenture is hereby waived in accordance with Sections 5.2 and 5.13 of the Indenture and further the Company’s obligation to comply with Section 15.5 is waived through March 31, 2006 (the “Waiver Expiration Date”); provided that if the Company does not satisfy the requirements of Section 15.5 on or prior to the Waiver Expiration Date, an Event of Default may be declared by the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities by a notice in writing to the Company (and to the Trustee if given by the Holders).

SECTION 3. Recitals. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture except that the Trustee represents that it is duly authorized to execute and deliver this First Supplemental Indenture and perform its obligations hereunder.

SECTION 4. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this First Supplemental Indenture, the latter provision shall control. If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or to be excluded, as the case may be.

SECTION 5. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 6. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 7. Separability Clause. In case any provision in this First Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 8. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

SECTION 9. Governing Law. This First Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, the United States of America, without regard to the principles of conflicts of laws.

SECTION 10. Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

MERCURY INTERACTIVE CORPORATION

By	/s/ Anthony Zingale
Name:	Anthony Zingale
Title:	President and Chief Operating Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President

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